EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

FOR IMMEDIATE RELEASE

Frank ten Brink  847-607-2012

Conference call to be held October 24, 2012 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through November 24th, 2012 by dialing 855-859-2056, access code 94523356. To hear a live simulcast of the call over the internet on www.earnings.com, or to access an audio archive of the call, go to the Investors page on Stericycle’s website at www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS

FOR THIRD QUARTER 2012

Lake Forest, Illinois, October 24, 2012—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the third quarter of 2012.

Revenues for the quarter ended September 30, 2012 were $480.5 million, up 14.2% from $420.9 million from the third quarter last year.  Acquisitions less than 12 months old contributed approximately $31.5 million to the current period’s growth in revenues.  Revenues increased 16.0% compared with the prior period when adjusted for an unfavorable foreign exchange impact of $8.0 million.  Gross profit was $215.6 million, up 13.4% from $190.1 million in the third quarter last year.  Gross profit as a percent of revenue was 44.9% compared with 45.2% in the third quarter of 2011.

Net income attributable to Stericycle for the third quarter of 2012 was $65.5 million or $0.75 per diluted share compared with $59.2 million or $0.68 per diluted share for the third quarter of 2011.  Net income attributable to Stericycle for the third quarter of 2012 and third quarter of 2011 includes acquisition expenses, restructuring costs, loss on sale of business, and other items.  Excluding the effect of these items, non-GAAP earnings per diluted share were $0.84 for the current quarter (see table below).  Non-GAAP earnings per diluted share increased 15.3% from non-GAAP earnings per diluted share of $0.72 in the third quarter of 2011.

FIRST NINE MONTHS’ RESULTS

Revenues for the nine months ending September 30, 2012 were $1.41 billion, up 14.6% from $1.23 billion in the same period last year. Revenues increased 16.2% compared with the prior period when adjusted for an unfavorable foreign exchange impact of $19.5 million.  Gross profit was $630.3 million, up 12.7% from $559.2 million in the same period last year.  Gross profit as a percent of revenue was 44.7% compared with 45.5% in 2011.  Non-GAAP earnings per diluted share, when adjusted for various items, increased 15.5% to $2.42 in 2012 from $2.10 in 2011 (see table below).

Table to reconcile non-GAAP EPS to GAAP EPS:
	Three months ended September 30,				Nine months ended September 30,
			Change				Change
	2012	2011	$	%	2012	2011	$	%
GAAP EPS	$0.75	$0.68	$0.07	10.6%	$2.28	$1.95	$0.33	17.1%

Acquisition expenses/ Adjustment to Fair Value	0.03	0.04			0.08	0.13

Restructuring/ Plant Closure	0.02	0.00			0.02	0.01

Loss on Sale of Business	0.04	0.00			0.04	0.00

Other	0.00	0.00			0.00	0.01

Non-GAAP EPS (adjusted)	$0.84	$0.72	$0.11	15.3%	$2.42	$2.10	$0.32	15.5%

* In accordance with U.S. generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

Cash flow from operations was $277.1 million and $215.2 million for the nine months ended September 30, 2012 and 2011, respectively.

For more information about Stericycle, please visit our website at www.stericycle.com

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except share and per share data
	September 30,	December 31,
	2012	2011
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$16,205	$22,511
Short-term investments	466	416
Accounts receivable, less allowance for doubtful accounts of $18,711 in 2012 and $18,905 in 2011	314,577	290,854
Deferred income taxes	19,712	19,314
Prepaid expenses	26,092	22,466
Other current assets	40,333	35,035
Total Current Assets	417,385	390,596
Property, Plant and Equipment, net	328,222	293,912
Goodwill	2,005,698	1,913,703
Intangible assets, less accumulated amortization of $57,855 in 2012 and $42,050 in 2011	623,418	546,618
Other assets	36,873	32,261
Total Assets	$3,411,596	$3,177,090

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$286,636	$100,526
Accounts payable	80,213	66,635
Accrued liabilities	122,010	140,521
Deferred revenues	15,248	12,855
Other current liabilities	17,216	6,377
Total Current Liabilities	521,323	326,914
Long-term debt, net of current portion	1,010,514	1,284,113
Deferred income taxes	356,196	313,733
Other liabilities	30,705	25,079
Equity:
Common stock (par value $.01 per share, 120,000,000 shares authorized, 85,924,721 issued and outstanding in 2012 and 84,696,227 issued and outstanding in 2011)	859	847
Additional paid-in capital	84,046	--
Accumulated other comprehensive loss	(41,602)	(45,984)
Retained earnings	1,434,373	1,243,303
Total Stericycle, Inc.’s Equity	1,477,676	1,198,166
Noncontrolling interest	15,182	29,085
Total Equity	1,492,858	1,227,251
Total Liabilities and Equity	$3,411,596	$3,177,090

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

In thousands, except share and per share data
	Three Months Ended September 30,				Nine Months Ended September 30,
	2012		2011		2012		2011
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues	480,484	100.0	420,924	100.0	1,409,511	100.0	1,229,491	100.0
Cost of revenues	253,526	52.8	220,419	52.4	746,540	53.0	639,773	52.0
Depreciation – cost of revenues	11,404	2.4	10,450	2.5	32,622	2.3	30,438	2.5
Restructuring costs	--	0.0	--	0.0	--	0.0	54	0.0
Gross profit	215,554	44.9	190,055	45.2	630,349	44.7	559,226	45.5
Selling, general and administrative expenses	82,176	17.1	72,582	17.2	240,635	17.1	214,815	17.5
Depreciation – SG&A	2,480	0.5	2,274	0.5	6,892	0.5	6,447	0.5
Amortization	5,561	1.2	4,209	1.0	15,675	1.1	11,102	0.9
Total SG&A expense and amortization	90,217	18.8	79,065	18.8	263,202	18.7	232,364	18.9
Income from operations before acquisition, integration, and other expenses	125,337	26.1	110,990	26.4	367,147	26.0	326,862	26.6
Acquisition expenses	2,467	0.5	3,195	0.8	6,213	0.4	14,394	1.2
Restructuring costs and plant closure expense	2,250	0.5	633	0.2	3,400	0.2	1,032	0.1
Litigation settlement	--	0.0	460	0.1	--	0.0	460	0.0
Loss on sale of business	4,867	1.0	323	0.1	4,867	0.3	323	0.0
Change in fair value of contingent consideration	(11)	0.0	--	0.0	591	0.0	(2,140)	-0.2
Integration expenses	1,217	0.3	1,813	0.4	3,540	0.3	3,866	0.3
Income from operations	114,547	23.8	104,566	24.8	348,536	24.7	308,927	25.1
Other income (expense):
Interest income	117	0.0	237	0.1	333	0.0	484	0.0
Interest expense	(13,048)	-2.7	(12,034)	-2.9	(38,597)	-2.7	(36,413)	-3.0
Other expense, net	(488)	-0.1	(577)	-0.1	(556)	0.0	(1,659)	-0.1
Total other income (expense)	(13,419)	-2.8	(12,374)	-2.9	(38,820)	-2.8	(37,588)	-3.1
Income before income taxes	101,128	21.0	92,192	21.9	309,716	22.0	271,339	22.1
Income tax expense	35,382	7.4	32,448	7.7	110,283	7.8	99,119	8.1
Net income	65,746	13.7	59,744	14.2	199,433	14.1	172,220	14.0
Net income attributable to noncontrolling interests	269	0.1	497	0.1	1,506	0.1	1,757	0.1
Net income attributable to Stericycle, Inc.	65,477	13.6	59,247	14.1	197,927	14.0	170,463	13.9

Earnings per share-diluted	0.75		0.68		2.28		1.95

Weighted average number of common shares outstanding-diluted	87,305,779		87,385,121		86,911,229		87,620,867

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

In thousands
	Nine Months Ended September 30,
	2012	2011
OPERATING ACTIVITIES:
Net income	$199,433	$172,220
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on sale of business	4,867	323
Change in fair value of contingent consideration	591	(2,140)
Accelerated amortization of term loan financing fees	--	1,241
Stock compensation expense	12,346	11,563
Excess tax benefit of stock options exercised	(20,994)	(16,614)
Depreciation	39,514	36,885
Amortization	15,675	11,102
Deferred income taxes	25,462	27,685
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(4,657)	(20,288)
Accounts payable	7,246	(11,239)
Accrued liabilities	(972)	16,694
Deferred revenues	615	(1,241)
Other assets and liabilities	(1,979)	(11,015)
Net cash provided by operating activities	277,147	215,176

INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	(153,390)	(467,430)
(Purchase of)/ proceeds from short-term investments	(49)	15,941
Proceeds from sale of business and other assets	764	2,371
Capital expenditures	(51,658)	(36,981)
Net cash used in investing activities	(204,333)	(486,099)

FINANCING ACTIVITIES:
Net repayment of long-term debt	(43,916)	(17,294)
Net (repayments)/ borrowings on senior credit facility	(96,601)	269,792
Payments of deferred financing costs	(148)	(3,740)
Payments on capital lease obligations	(2,559)	(2,703)
Purchase and cancellation of treasury stock	(2,945)	(81,201)
Proceeds from other issuance of common stock	44,879	30,487
Excess tax benefit of stock options exercised	20,994	16,614
Payments to noncontrolling interests	(398)	--
Net cash (used in)/ provided by financing activities	(80,694)	211,955
Effect of exchange rate changes on cash	1,574	3,087
Net decrease in cash and cash equivalents	(6,306)	(55,881)
Cash and cash equivalents at beginning of period	22,511	79,276
Cash and cash equivalents at end of period	$16,205	$23,395

NON-CASH ACTIVITIES:
Net issuance of obligations for acquisitions	$62,262	$41,847